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                                                                     Exhibit 3.7



                            LIMITED LIABILITY COMPANY
                                    AGREEMENT
                                       OF
                            VENTAS LP REALTY, L.L.C.



          This Limited Liability Company Agreement (this "Agreement") entered into as of this 30th day of March, 1998 by Vencor, Inc., a Delaware corporation, as member (the "Member"), which Member does hereby form a limited liability company pursuant to the Delaware Limited Liability
Company Act (the "Act") upon the following terms and conditions.




          1. Name. The name of the limited liability company formed hereby is
             ----
Ventas LP Realty, L.L.C. (the "Company").


          2. Purpose. The Company is formed for the object and purpose of, and
             -------
the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

          3. Registered Office. The address of the registered office of the
             -----------------
Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          4. Registered Agent. The name and address of the registered agent of
             ----------------
the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          5. Members.  The name of the Member is as set forth above in the
             -------
preamble to this Agreement.

          6. Management and Control.
             ----------------------
          (a) The Company shall be managed by a "Board of Managers", which shall have the right, power and authority to conduct the business and affairs of the Company (whether for the Company itself or where the Company is acting in its capacity as a direct or indirect member, partner or owner of any other company or partnership) and do all things necessary to carry on the business of the Company, and is hereby authorized to take any action of any kind and to do anything and everything the Board of Managers deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law.

          (b) The Board of Managers shall have the full and exclusive right, power and authority to act on behalf of the Company (whether the Company is acting in its own behalf or in its capacity as a direct or indirect member, partner or owner of any other company).

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          (c) The Board of Managers is hereby authorized to appoint one or more officers of the Company (each, an "Officer"), including, without
                                   -------
limitation, a President, a Secretary, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Vice Presidents. Each such
Officer shall have delegated to him or her the authority and power to execute and deliver on behalf of the Company (and to cause the Company to perform) any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Board of Managers deems necessary or appropriate, all as may be set forth in a written delegation of authority executed by the Board of Managers. In addition, unless the Board of Managers decides otherwise, if the title given to such Officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Officers shall sever at the pleasure of the Board of Managers, and the Board of Managers may remove any person as an Officer and/or appoint additional persons as Officers, as the Board of Managers deems necessary or desirable. Any person or entity dealing with the Company may conclusively presume that an Officer specified in such a written delegation of authority who executes a contract, certificate, agreement, instrument or other document on behalf of the Company has the full power and authority to do so and each such document shall, for all purposes, be duly authorized, executed and delivered by the Company upon execution by such Officer.


          7. Board of Managers. (a) The Board of Managers shall consist of one
             -----------------
or more managers (each, a "Manager") as determined by the Member. Initially,
                           -------
the Board of Managers will consist of W. Bruce Lunsford, Thomas T. Ladt, and
T. Richard Riney.

         (b) Each Manager shall serve at the pleasure of the Member. The Board of Managers shall at all times only consist of the Managers appointed by the Member.

         (c) The Member shall have the power to remover any Manager and/or to appoint a Manager by delivering notice to the Company, which removal or appointment shall become effective immediately upon receipt by the Company of such notice. Vacancies on the Board of Managers shall be filled by the Member. The Managers shall not have the authority to appoint successor Managers.

         (d) The Board of Managers shall meet regularly not less often then quarterly, unless the Member agrees that the, meeting is unnecessary or that a different schedule is appropriate. Special meetings of the Board of Managers may be called by any manager on at least five (5) business days' prior written notice of the time and place of such meeting; provided, however, that such
                                              --------  -------
notice requirement shall be deemed waived by any Manager who is present at the commencement of any such special meeting. Regular and special meetings may be held at any place designated from time to time by the Company, including meetings by telephone conference. A majority of Managers shall constitute a quorum for action; provided, however, that any Manager who is absent from a
                   --------  -------
meeting or who abstains from voting with respect to a decision submitted

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to the Board of Managers shall be deemed to have cast a vote against approval of such matter.

          (ii) Actions taken or approved by the Board of Managers will be evidenced by a written resolution prepared within ten (10) business days of a meeting of the Board of Managers and approved in writing by the Managers who were present at such meeting and who adopted such resolutions, it being understood and agreed that until such time as such resolution shall have been so approved in writing the Company shall not take any action with respect to such matter.

          (iii) Any action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting if a written consent setting forth the action so taken is signed (by either manual or facsimile signature) by all of the Managers. Any such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of such Managers. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
Copies of all such written consents shall be sent to the Member and filed in the Company's records.

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          8. Dissolution. The Company shall dissolve, and its affairs shall be
             -----------
wound up upon the first to occur of the following: (a) the written consent of the Board of Managers, (b) the Death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          9. Capital Contributions. The Member has contributed amounts in cash,
             ---------------------
and no other property, to the Company according to the Percentage Interests set forth on Annex I hereto.

          10. Additional Contributions. The Member is not required to make any
              ------------------------
additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company.

          11. Distributions. Distributions shall be made to the Member at the
              -------------
times and in the aggregate amounts determined by the Board of Managers.

          12. Assignments. The Member may transfer or assign in whole or in part
              -----------
its limited liability company interest.

          13. Admission of Additional Members. One or more additional Members
              -------------------------------
of the Company may be admitted to the Company with the consent of the Member.

          14. Liability of Members. The Member shall not have any liability for
              --------------------
the obligations or liabilities of the Company except to the extent provided in the Act.

          15. Governing Law. This Agreement shall be governed by, and construed
              -------------
under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

          16. Treatment for Tax Purposes. The Member hereby agrees to disregard
              --------------------------
the Company as a separate entity for tax purposes.


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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written.

                                             Member:  VENCOR, INC.


                                             By: /s/ T. Richard Riney
                                                --------------------------------
                                                 Name:  T. Richard Riney
                                                 Title:    Secretary

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                                     ANNEX I

                       Percentage Interests of the Member
                       ----------------------------------

                           Vencor, Inc.                                    100%